UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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Soliciting Material Pursuant to §240.14a-12

WAUSAU PAPER CORP.

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Important Additional Information

Wausau Paper Corp., (the “Company”) its directors, its executive officers and certain other employees are participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 annual meeting of shareholders.  The Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its 2014 annual meeting of stockholders.  COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION.  The names of the participants in the Company’s solicitation and their respective interests in the Company by security holdings or otherwise are set forth in the Company’s DEFA 14A filing filed with the SEC on February 11, 2014 (File No. 001-13923; Accession No. 0000916480-14-000031).  These documents, as well as the 2014 proxy statement, any other relevant documents and other material filed with the SEC concerning the Company are (or will be when filed) available free of charge at www.sec.gov and www.wausaupaper.com.

On February 11, 2013, the Company held a conference call to discuss 2013 fourth quarter and full year financial results.  A copy of the Company’s slide presentation has been previously filed. A transcript of the Company’s prepared remarks follows:

PERRY  – CALL INTRO & SAFE HARBOR

THANK YOU:  ____________   (OPERATOR)

GOOD MORNING EVERYONE.

THANK YOU FOR JOINING US.

I’M PLEASED TO BE HERE TODAY WITH:

•

HANK NEWELL, OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND

•

SHERRI LEMMER, OUR CHIEF FINANCIAL OFFICER.

AFTER OUR PREPARED REMARKS WE LOOK FORWARD TO YOUR QUESTIONS.

THIS CALL IS BEING WEBCAST AND SLIDES ARE PROVIDED TO SUMMARIZE KEY ELEMENTS OF OUR PRESENTATION.  YOUR WEBCAST VIEWER SHOULD ALLOW YOU TO DOWNLOAD THESE SLIDES AND YESTERDAY’S EARNINGS RELEASE, BOTH OF WHICH ARE ALSO AVAILABLE FROM THE INVESTOR SECTION OF OUR WEBSITE AT WAUSAUPAPER.COM.

[SLIDE 2 – FORWARD-LOOKING STATEMENTS]

STATEMENTS MADE DURING THIS PRESENTATION, OTHER THAN THOSE THAT REFER TO PAST RESULTS, ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES REFORM ACT OF 1995.

SUCH STATEMENTS, INCLUDING THOSE CONCERNING EXPECTED PERFORMANCE, FUTURE EARNINGS OR DIVIDENDS, INVOLVE RISKS AND UNCERTAINTIES THAT MAY CAUSE RESULTS TO DIFFER MATERIALLY FROM THE EXPECTATIONS SET FORTH DURING THIS DISCUSSION.

AMONG OTHER THINGS, THESE RISKS AND UNCERTAINTIES INCLUDE THE RISKS AND ASSUMPTIONS DESCRIBED IN ITEM 1A AND ITEM 7 OF THE COMPANY’S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012.    THE COMPANY ASSUMES NO OBLIGATION TO UPDATE OR SUPPLEMENT FORWARD-LOOKING STATEMENTS THAT BECOME UNTRUE BECAUSE OF SUBSEQUENT EVENTS.

ADDITIONALLY, OUR PRESENTATION REFERS TO CERTAIN NON-GAAP FINANCIAL MEASURES.    A RECONCILIATION OF THESE MEASURES TO GAAP IS PROVIDED IN THE APPENDIX OF THIS PRESENTATION.

I WILL NOW TURN THE CALL OVER TO HANK NEWELL, OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER.

HANK . . .

[ADVANCE TO SLIDE 3 – OVERVIEW – HANK NEWELL INTRO]

THANK YOU PERRY. GOOD MORNING.

[ADVANCE TO SLIDE 4 – 2013: A YEAR OF PROGRESS]

2013 WAS A YEAR OF PROFOUND CHANGE AND PROGRESS FOR WAUSAU PAPER.

WE COMPLETED THE ANNOUNCED STRATEGIC REPOSITIONING OF OUR COMPANY AND TODAY WE ARE A COMPANY 100% FOCUSED ON TISSUE.

WE CONTINUED TO RAMP UP OUR NEW TOWEL & TISSUE MACHINE AND CONVERTING CAPABILITIES AND MADE SIGNIFICANT PROGRESS DURING THE FOURTH QUARTER THAT WILL CONTRIBUTE TO IMPROVEMENT IN 2014.

DURING THE SECOND HALF OF 2013, WE INTRODUCED TWENTY NEW 100% RECYCLED, PREMIUM “GREEN SEAL” PRODUCTS UNDER OUR DUBLNATURE BRAND TO THE “AWAY FROM HOME” MARKET.

WE DELIVERED STRONG FULL YEAR GROWTH THAT WAS TWO TO THREE TIMES THE MARKET AND IN THE SECOND HALF, FOLLOWING OUR SUCCESSFUL LAUNCH OF DUBLNATURE, GREW AT FOUR TO FIVE TIMES THE MARKET.

AND WE DELIVERED EXPANDING EBITDA AND EBITDA MARGINS IN EACH QUARTER SINCE THE MAJOR OUTAGE IN THE FIRST QUARTER OF 2013 TO CONVERT OUR NEW TOWEL & TISSUE MACHINE TO THE ATMOS TECHNOLOGY.

FOLLOWING THE SUCCESSFUL DIVESTITURE OF OUR PAPER BUSINESS IN JUNE OF LAST YEAR, WE EXECUTED A MAJOR REALIGNMENT AND REDUCTION IN OVERALL SALARIED STAFFING TO RIGHTSIZE THE ORGANIZATION FOR OUR NEW SCALE, RESULTING IN AN APPROXIMATELY 20% REDUCTION.

FOLLOWING THE DIVESTITURE WE ALSO MADE RAPID PROGRESS AGAINST OUR TARGETED RESTRUCTURING COST REDUCTION OF

$13MM, ACHIEVING A $9MM RUN RATE AT YEAR END WITH THE BALANCE EXPECTED BY MID YEAR 2014.

LAST YEAR, FOLLOWING THE COMPLETION OF THE LARGEST CAPITAL EXPANSION IN OUR COMPANY HISTORY WE ANNOUNCED A CAPITAL ALLOCATION POLICY THAT COMMITS TO RETURNING APPROXIMATELY 50% OF FREE CASH FLOW TO OUR SHAREHOLDERS.

AND IN 2013 OUR SHARE PRICE WAS UP APPROXIMATELY 46%.

[ADVANCE TO SLIDE 5 – FOURTH QUARTER HIGHLIGHTS]

FOCUSING IN ON THE FOURTH QUARTER,

WE HAD RECORD FOURTH QUARTER SALES AND ALL TIME RECORD CASE VOLUME THAT WAS 7.4% ABOVE FOURTH QUARTER 2012 AND EXCEEDED OUR TARGETED GROWTH OF 6%; THIS PUT SECOND HALF GROWTH AT 7.4% OR 4 TO 5 TIMES THE MARKET.

DUBLNATURE WAS FULLY LAUNCHED DURING THE THIRD QUARTER AND WE SAW CONTINUED STRONG MOMENTUM THAT RESULTED IN OVERALL STRATEGIC PRODUCT GROWTH OF 5.2% WITH DUBLNATURE UP APPROXIMATELY 33% IN THE SECOND HALF.

WE TOOK AN UNPLANNED OUTAGE ON  THE NEW HARRODSBURG PAPER MACHINE AT THE END OF OCTOBER AND CAME UP IN ATMOS MODE PRODUCING PREMIUM GRADES; IN NOVEMBER THE TEAM SET A RANGE OF NEW DAILY PRODUCTION RECORDS REFLECTING THE BENEFITS OF THE OUTAGE;

OUR CONVERTING OPERATIONS CONTINUED TO WORK THROUGH PAPER PRODUCED EARLY IN STARTUP WHICH IMPACTED EFFICIENCY; BUT EFFICIENCY IS IMPROVING AS WE BEGIN TO CONVERT PAPER PRODUCED IN NOVEMBER.   OVERALL OPERATIONS IN THE QUARTER WERE ESSENTIALLY ON FORECAST DESPITE THE OUTAGE AND AS A RESULT ARE WELL POSITIONED TO DELIVER SIGNIFICANT PERFORMANCE IMPROVEMENT IN 2014.

EBITDA & EBITDA MARGINS CONTINUED TO EXPAND ACHIEVING 12.7% IN THE FOURTH QUARTER DESPITE SEEING PRICE PRESSURE IN OUR SUPPORT PRODUCTS.  THIS SUPPORT PRODUCT PRICE TREND IS ONE THAT WE EXPECT TO SEE CONTINUE AS WE MOVE THROUGH THE FIRST QUARTER.

EBITDA PERFORMANCE IN THE QUARTER WAS IMPACTED BY TWO FACTORS NOT REFLECTED IN OUR GUIDANCE.  FIRST, WE ACHIEVED HIGHER THAN EXPECTED VOLUME GROWTH IN THE FOURTH QUARTER WHICH RESULTED IN YEAR TO DATE ADJUSTMENTS FOR VOLUME RELATED INCENTIVES AND REBATES.

SECOND, WE INCURRED HIGHER PROXY AND ADVISORY PROFESSIONAL FEES.

ABSENT THESE FACTORS, OUR BUSINESS WOULD HAVE DELIVERED $13-$14MM OF EBITDA.

SHERRI WILL NOW COVER FINANCIAL PERFORMANCE FOR THE QUARTER AND YEAR IN MORE DETAIL, AND DISCUSS OUR OUTLOOK. . . SHERRI

[ADVANCE TO SLIDE 6 – FINANCIAL REVIEW SHERRI LEMMER]

THANK YOU HANK AND GOOD MORNING.

[ADVANCE TO SLIDE 7 – FINANCIAL OVERVIEW SALES VOLUME]

IN THE FOURTH QUARTER OF 2013, AS HANK MENTIONED, WE EXCEEDED OUR GROWTH TARGET OF 6 PERCENT -- FINISHING WITH 7.4 PERCENT QUARTER OVER QUARTER CASE VOLUME GROWTH.

THE 4 MILLION 393 THOUSAND CASES OF TOWEL AND TISSUE PRODUCT SHIPPED IN THE FOURTH QUARTER OF 2013 REPRESENTS A RECORD OVER ANY QUARTER IN THE COMPANY’S HISTORY.

OUR STRATEGIC MIX IMPROVED TO 49.2 PERCENT FROM THE MIX IN THE THIRD QUARTER OF 48.4 PERCENT, WITH 5.2 PERCENT CASE VOLUME GROWTH IN OUR STRATEGIC PRODUCT CATEGORIES.

FOR THE SECOND-HALF OF 2013, FOLLOWING THE LAUNCH OF OUR DUBLNATURE PRODUCT PORTFOLIO, OUR OVERALL GROWTH WAS 7.4 PERCENT COMPARED TO 1.3 PERCENT IN THE FIRST HALF OF THE YEAR, WITH STRATEGIC PRODUCT CATEGORIES UP 6.2 PERCENT FOLLOWING A FIRST HALF DECLINE OF 1.2 PERCENT.

FOR THE FULL YEAR, WE ACHIEVED OUR VOLUME GROWTH TARGET OF 4 TO 5 PERCENT, FINISHING WITH YEAR OVER YEAR CASE GROWTH OF 4.4 PERCENT

[ADVANCE TO SLIDE 8 – FINANCIAL OVERVIEW NET SALES]

IN NET SALES, WE ACHIEVED A FOURTH QUARTER RECORD AT $91.1 MILLION, REPRESENTING AN INCREASE OF 4.8 PERCENT OVER THE PRIOR YEAR’S FOURTH QUARTER OF $87 MILLION.

2013 SECOND HALF NET SALES IMPROVED 5.2 PERCENT OVER THE SAME PERIOD IN 2012,

AND, FOR THE FULL YEAR, NET SALES WERE $348.6 MILLION COMPARED TO $344.2 MILLION IN 2012.

[ADVANCE TO SLIDE 9 – FINANCIAL OVERVIEW ADJUSTED EBITDA]

COMPARED TO THE THIRD QUARTER OF 2013, THE COMBINATION OF AN IMPROVED STRATEGIC MIX AND HIGHER THAN EXPECTED GROWTH FAVORABLY IMPACTED OUR FINANCIAL PERFORMANCE BY APPROXIMATELY 800 THOUSAND DOLLARS IN THE FOURTH QUARTER.

HOWEVER, COMPETITIVE PRICING IN OUR SUPPORT PRODUCT CATEGORIES, COMBINED WITH ADDITIONAL CUSTOMER-EARNED REBATES DUE TO HIGHER THAN FORECASTED SALES VOLUME, AND THEREFORE RESULTING IN AN UNFAVORABLE YEAR-END ADJUSTMENT, NEGATIVELY IMPACTED THE QUARTER OVER QUARTER COMPARISON BY ABOUT $1.4 MILLION.

SIMILAR TO THE IMPACT OF CUSTOMER-EARNED REBATES, THE YEAR TO DATE ADJUSTMENT ON VOLUME-RELATED SALES INCENTIVES DUE TO HIGHER GROWTH AND, CONSEQUENTLY, ACHIEVEMENT OF PERFORMANCE THRESHOLDS, UNFAVORABLY

IMPACTED FOURTH QUARTER 2013 RESULTS BY APPROXIMATELY 700 THOUSAND DOLLARS.

IMPROVED OPERATIONAL PERFORMANCE AT OUR MANUFACTURING SITES AND IN OUR CONVERTING OPERATIONS FAVORABLY BENEFITED FOURTH QUARTER FINANCAL RESULTS BY APPROXIMATELY $1.9 MILLION VERSUS THE THIRD QUARTER, DESPITE THE UNPLANNED MAINTENANCE OUTAGE ON OUR NEW TOWEL AND TISSUE MACHINE IN NOVEMBER.

WE ALSO EXPERIENCED PROXY AND ADVISORY PROFESSIONAL FEES THAT WERE ABOUT 600 THOUSAND DOLLARS HIGHER THAN EXPECTED FOR THE FOURTH QUARTER.

AND, GENERAL AND ADMINISTRATIVE EXPENSES WERE FAVORABLE APPROXIMATELY $1 MILLION OVER THE THIRD QUARTER OF 2013.

THE YEAR TO DATE ADJUSTMENTS FOR REBATE AND SALES INCENTIVE PROGRAMS, AS WELL AS ADDITIONAL PROFESSIONAL FEES RELATED TO PROXY AND ADVISORY SERVICES SOMEWHAT

MASK THE PERFORMANCE LEVEL OF OUR CORE BUSINESS IN THE FOURTH QUARTER.

ABSENT THOSE COMPONENTS, PRO FORMA FOURTH QUARTER ADJUSTED EBITDA WAS IN THE RANGE OF $13 TO $14 MILLION.

[ADVANCE TO SLIDE 10 – FINANCIAL OVERVIEW ADJUSTED EARNINGS PER SHARE]

WHEN COMPARING 2013 AND 2012 EARNINGS PER SHARE RESULTS, IT IS IMPORTANT TO UNDERSTAND THE MAGNITUDE OF CHANGE THAT OCCURRED, IN PARTICULAR AS IT RELATES TO THE NEW MACHINE IN HARRODSBURG AND THE IMPACTS OF THE EXPANSION PROJECT.

COMPARING THE FOURTH QUARTER OF THIS YEAR WITH THE SAME QUARTER IN 2012, EXCLUDING SPECIAL ITEMS, SUCH AS A CREDIT ASSOCIATED WITH THE NATURAL GAS TRANSPORTATION CONTRACT AT A FORMER MANUFACTURING FACILITY AND CHARGES FOR A SETTLEMENT RECORDED FOR A DEFINED BENEFIT PENSION PLAN AS WELL AS AN INCOME TAX VALUATION ALLOWANCE AGAINST OUR

CELLULOSIC BIOFUELS CREDIT CARRYFORWARD, WE REPORTED AN ADJUSTED NET LOSS OF 300 THOUSAND DOLLARS, OR BREAKEVEN EARNINGS PER SHARE.

IN THE FOURTH QUARTER 2012 ADJUSTED NET EARNINGS WERE $2.4 MILLION, OR 5 CENTS PER SHARE.

PRIOR YEAR ADJUSTMENTS TO REPORTED NET EARNINGS INCLUDED EXPENSE RELATED TO THE NEW MACHINE CONSTRUCTION AND CHARGES FOR SETTLEMENTS IN OUR DEFINED BENEFIT PENSION PLANS.

YEAR OVER YEAR, QUARTERLY DEPRECIATION EXPENSE HAS INCREASED ABOUT $1.8 MILLION, OR $1.2 MILLION ON AN AFTER-TAX BASIS,

AND, DUE TO REDUCED CAPITALIZED INTEREST AS A RESULT OF THE NEW MACHINE STARTING UP, INTEREST EXPENSE HAS INCREASED APPROXIMATELY $1.0 MILLION, OR ABOUT 600 THOUSAND DOLLARS ON AN AFTER-TAX BASIS.

THE COMBINATION OF DEPRECIATION AND INTEREST ACCOUNTS FOR AN UNFAVORABLE IMPACT OF APPROXIMATELY 5 CENTS PER SHARE TO 2013 FOURTH QUARTER ADJUSTED NET EARNINGS COMPARED TO THE SAME PERIOD IN THE PRIOR YEAR.

FOR THE FULL YEAR, THE UNFAVORABLE IMPACT OF THESE TWO ITEMS WAS APPROXIMATELY 19 CENTS PER SHARE.

IN THE FOURTH QUARTER, WE AGAIN SAW IMPROVEMENT AS WE PROGRESSED ALONG THE RAMP UP CURVE WITH PRODUCTION CAPABILITIES AND NEW PRODUCT INTRODUCTIONS -- COSTS THAT EXERTED PRESSURE ON BOTTOM LINE RESULTS IN THE FIRST HALF OF 2013.

FOR THE FULL YEAR, THIS RESULTED IN AN UNFAVORABLE YEAR OVER YEAR IMPACT OF APPROXIMATELY 10 CENTS PER SHARE.

WHILE VOLUME IN THE FOURTH QUARTER WAS STRONG, THERE WAS AN OVERALL DECLINE IN AVERAGE NET SELLING PRICE WHICH IS

ATTRIBUTABLE TO CONTINUED STRONG GROWTH IN OUR SUPPORT CATEGORIES, EXCEEDING THE PRIOR YEAR FOURTH QUARTER BY NEARLY 10 PERCENT.

AVERAGE NET SELLING PRICE NEGATIVELY IMPACTED ADJUSTED NET EARNINGS PER SHARE IN THE QUARTER OVER QUARTER COMPARISON BY APPROXIMATELY 5 CENTS, WHILE THE IMPACT OF CASE GROWTH POSITIVELY CONTRIBUTED APPROXIMATELY 3 CENTS PER SHARE.

YEAR TO DATE, THE UNFAVORABLE IMPACT OF AVERAGE NET SELLING PRICE COMPARED TO THE PRIOR YEAR WAS OFFSET SOMEWHAT BY CASE VOLUME GROWTH, AND IN TOTAL WAS APPROXIMATELY 14 CENTS PER SHARE UNFAVORABLE.

IMPROVEMENTS IN OUR OVERALL COST STRUCTURE AS A RESULT OF TARGETED EFFORTS WERE REALIZED AND THESE IMPROVEMENTS CONTRIBUTED TO THE QUARTERLY AND YEAR OVER YEAR IMPROVEMENT OF 1 CENT AND 9 CENTS PER SHARE, RESPECTIVELY.

[ADVANCE TO SLIDE 11 – DEBT]

FROM A DEBT PERSPECTIVE, OVER 2013 WE HAVE REDUCED TOTAL DEBT FROM APPROXIMATELY $196 MILLON AT THE BEGINNING OF THE YEAR TO $150 MILLION, WITH YEAR END 2013 NET DEBT AT APPROXIMATELY $130 MILLION.

OUR STRUCTURE IS COMPRISED OF A PRIVATE NOTE SHELF AGREEMENT FOR $200 MILLION THAT PERMITS ISSUANCES UNDER ITS TERMS UNTIL JULY 2014, AND A REVOLVING CREDIT FACILITY.

DURING THE FOURTH QUARTER OF 2013 WE REDUCED THE COMMITMENT UNDER THE REVOLVING CREDIT FACILITY FROM $100 MILLION TO $80 MILLION AND EXTENDED THE FACILITY FROM JUNE OF 2014 TO JUNE OF 2015.

BOTH OF THESE AGREEMENTS ARE UNSECURED AND PROVIDE A COST EFFECTIVE AND FLEXIBLE STRUCTURE.

AT DECEMBER 31, 2013, THE $150 MILLION OF TOTAL LONG-TERM DEBT REFLECTS THE SENIOR NOTES CURRENTLY OUTSTANDING UNDER OUR PRIVATE NOTE SHELF AGREEMENT.

THE EARLIEST MATURITY OF SENIOR NOTES FROM THIS PROGRAM IS JUNE 30, 2016.

INCLUDING THE BANK FEES ASSOCIATED WITH OUR CURRENTLY UNDRAWN CREDIT FACILITY, OUR WEIGHTED AVERAGE COST OF DEBT IS APPROXIMATELY 5.1 PERCENT.

[ADVANCE TO SLIDE 12 – 2014 FIRST HALF IMPACTS]

A CLOSER LOOK AT HOW WE CURRENTLY VIEW THE FIRST HALF OF 2014 AND IMPACTS TO OVERALL FINANCIAL PERFORMANCE IS PRESENTED HERE.

AS WE HAVE DESCRIBED PREVIOUSLY, WHEN MOVING FROM OUR LEVEL OF PERFORMANCE IN THE FOURTH QUARTER OF 2013, IT IS IMPORTANT TO UNDERSTAND THAT THE FIRST QUARTER WILL BE

PRESSURED BY NORMAL SEASONAL DEMAND WEAKNESS EXPERIENCED IN THE AWAY FROM HOME TISSUE BUSINESS.

HISTORICALLY, THE FIRST QUARTER OF THE YEAR IS THE LOWEST SALES DEMAND PERIOD.

IN ADDITION, WE ARE EXPERIENCING ADDITIONAL COSTS RELATED TO ENERGY DUE TO THE PROTRACTED COLD WEATHER AND WE WILL HAVE AN UNFAVORABLE IMPACT AS A RESULT OF PRODUCT TRIALS ON THE NEW ARTISAN FAMILY OF PREMIUM 100 PERCENT RECYCLED PRODUCT OFFERINGS.

THOSE NEW PRODUCTS WILL BE LAUNCHED IN THE SECOND QUARTER OF 2014.

WE HAD ORIGINALLY ANTICIPATED A MAINTENANCE OUTAGE IN THE SECOND QUARTER OF THIS YEAR.

AFTER EVALUATING THE ASPECTS OF THE OUTAGE AND OTHER INFRASTRUCTURE IMPROVEMENTS WE PLAN TO MAKE IN 2014, THE

TIMING OF THE OUTAGE HAS BEEN MOVED, AND IS NOW EXPECTED TO OCCUR IN THE THIRD QUARTER OF THIS YEAR.

THE COSTS RELATED TO THE OUTAGE AND OTHER INFRASTRUCTURE IMPROVEMENTS HAVE BEEN INCLUDED IN OUR FULL YEAR GUIDANCE.

OTHER ELEMENTS IMPACTING BOTH THE FIRST AND SECOND QUARTERS, THOUGH THE EXTENT AND TIMING ARE MORE DIFFICULT TO PREDICT, IS THE IMPACT OF WASTEPAPER, COMPETITIVE PRICING PRESSURE  IN OUR SUPPORT PRODUCT CATEGORIES AND COSTS RELATED TO PROXY AND ADVISORY SERVICES.

[ADVANCE TO SLIDE 13 – Q4 2014F ADJUSTED EBITDA GUIDANCE]

MOVING FORWARD TO THE FOURTH QUARTER OF 2014, WE EXPECT TO ONCE AGAIN DELIVER ON OUR EXPECTED GROWTH TARGET IN SALES VOLUME AS MEASURED IN CASES AND IMPROVE OUR STRATEGIC MIX WITH THE CONTINUED MOMENTUM OF THE PRODUCTS INTRODUCED IN 2013 AND ADDITIONAL PLANNED

PRODUCT INTRODUCTIONS, INCLUDING NEW DUBLNATURE PRODUCTS; THE ARTISAN BRAND FAMILY OF HIGH-END PREMIUM PRODUCTS, AND SEVERAL NEW PROPRIETARY DISPENSER INNOVATIONS.

FURTHER, AS WE HAVE STATED, WE CONTINUE TO OPTIMIZE OUR MANUFACTURING AND CONVERTING ASSETS AND CAPABILITIES.

WE EXPECT THAT IMPROVED OPERATING EFFICIENCIES WILL PROVIDE INCREMENTAL BENEFIT FROM WHERE WE FINISHED THE FOURTH QUARTER OF 2013.

IN OUR FORECAST, WE ARE CURRENTLY PROJECTING AN UNFAVORABLE IMPACT TO OUR RESULTS WITH RESPECT TO FIBER AND OTHER INPUT COSTS.

THIS IS AN ELEMENT OF BUSINESS RISK AS PRESSURE IN AREAS LIKE WASTEPAPER IMPACT OUR ENTIRE FIBER BASKET, INCLUDING WASTEPAPER, MANUFACTURING DEINK PULP AND OUTSIDE PARENT ROLL PURCHASES.

WHILE AN INCREASE IS EXPECTED, THE MANNER IN WHICH IT MANIFESTS IN TERMS OF MAGNITUDE AND EXACT TIMING IS UNCERTAIN.

AND, ALTHOUGH WE WOULD EXPECT TO OFFSET INCREASES IN WASTEPAPER WITH SELLING PRICE INCREASES OVER TIME, THERE IS A LAG AT ANY GIVEN POINT BEFORE THOSE OFFSETS WILL BE REALIZED.

IN ADDITION, THE LEVEL OF WASTEPAPER PRICING IMPACTS THE COMPETITIVENESS OF PRICING IN OUR SUPPORT CATEGORIES AND THEREFORE IMPACTS OUR OVERALL PERFORMANCE.

[ADVANCE TO SLIDE 14 – OUTLOOK FOR 2014]

OUR IMPROVEMENT IN EARNINGS AND CASH FLOW REMAINS ON A RAMP UP CURVE, AND, AS INDICATED IN THE DISCUSSION OF FIRST

HALF IMPACTS, THE IMPROVEMENT FROM THE FOURTH QUARTER OF 2013 TO THE FOURTH QUARTER OF 2014 IS NOT LINEAR.

WE ARE REAFFIRMING OUR PREVIOUS GUIDANCE FOR THE FOURTH QUARTER OF 2014 - - AS WE BELIEVE WE HAVE A BALANCED VIEW WITH RESPECT TO THE PREVIOUSLY DISCUSSED MACROECONOMIC RISKS.

WE ARE ALSO HOLDING OUR EXPECTATIONS FOR FULL YEAR 2014 GROWTH, AS MEASURED IN CASES SHIPPED, TO 6 PERCENT;

HOWEVER, WE ARE REVISING THE LOWER END OF OUR FULL YEAR 2014 GUIDANCE RANGES, WITH RESPECT TO EBITDA, EBITDA MARGINS AND NET EARNINGS PER SHARE.

IN THE FIRST QUARTER, WE HAVE EXPERIENCED ADDITIONAL COMPETITIVENESS IN SUPPORT PRODUCT PRICING THAT WE BELIEVE WILL CONTINUE TO PRESSURE ON FIRST-HALF RESULTS.

WE ALSO HAVE EXPERIENCED ENERGY-RELATED COST INCREASES DUE TO THE EXTREME COLD TEMPERATURES.

WITH THIS AS A BACKDROP, WE FELT IT WAS APPROPRIATE TO ADJUST THE LOWER END OF OUR FULL YEAR 2014 GUIDANCE FROM 65 TO $60 MILLION IN EBITDA.

THIS RESULTS IN FULL YEAR EBITDA OF 60 TO $70 MILLION IN ORDER TO REFLECT A BROADER RANGE OF POSSIBLE OUTCOMES.

[ADVANCE TO SLIDE 15 – 2013ACTUALS/2014 ASSUMPTIONS]

ACTUAL RESULTS OF KEY ASSUMPTIONS FOR 2013 AND ESTIMATES FOR 2014 INCLUDE:

CAPITAL SPENDING THAT IN 2013 TOTALED $37.5 MILLION.

WE HAD EXPECTED 2013 CASH SPENDING FOR CAPITAL TO BE APPROXIMATELY $46 MILLION. THE DIFFERENCE IS SPENDING ON PROJECTS IN PROCESS AT THE END OF 2013 THAT WILL BE CARRIED OVER TO 2014.

AS A RESULT, 2014 CAPITAL SPENDING IS EXPECTED TO BE ABOUT $35 MILLION.

WE EXPECT NET DISPENSER SPENDING TO BE APPROXIMATELY $25 MILLION IN 2014.

WHEN EVALUATING FREE CASH FLOW DEFINED AS NET CASH PROVIDED BY OPERATING ACTIVITIES LESS SPENDING ON PLANT AND EQUIPMENT PLEASE RECALL THAT NET DISPENSER SPENDING IS INCLUDED IN OUR NET CASH PROVIDED BY OPERATING ACTIVITIES, WHILE CAPITAL SPENDING IS IDENTIFIED SEPARATELY IN OUR STATEMENT OF CASH FLOWS.

FOR 2013, DEPRECIATION AND AMORTIZATION INCLUDED IN CONTINUING OPERATIONS WAS $39.8 MILLION, AND IS EXPECTED TO BE ABOUT $41 MILLION FOR THIS YEAR.

INTEREST EXPENSE FOR THE 2013 CALENDAR YEAR WAS $8.8 MILLION.

WE EXPECT INTEREST EXPENSE WILL BE APPROXIMATELY $8 MILLION IN 2014, WITH INTEREST EXPENSE CLOSELY APPROXIMATING INTEREST PAID.

WHILE OUR EFFECTIVE TAX RATE FOR FINANCIAL STATEMENT PURPOSES IS EXPECTED TO BE ABOUT 37 PERCENT IN 2014, WE HAVE FEDERAL NET OPERATING LOSSES ON A PRE-TAX BASIS OF APPROXIMATELY $41 MILLION AND THE CELLULOSIC BIOFUELS CREDIT CARRY FORWARD OF APPROXIMATELY $13 MILLION THAT WILL OFFSET CASH TAXES PAID.

THE CELLULOSIC BIOFUELS CREDIT UTILIZATION PERIOD EXPIRES AT THE END 2015.

NON-CASH PENSION EXPENSE FOR CONTINUING OPERATIONS WILL BE APPROXIMATELY $2 TO $3 MILLION IN 2014, WITH CASH CONTRIBUTIONS OF BETWEEN $5 AND $7 MILLION.

WITH THAT, I WILL TURN THE CALL BACK TO HANK.

HANK,

[ADVANCE TO SLIDE 16 – SUMMARY HANK NEWELL]

THANK YOU SHERRI.

[ADVANCE TO SLIDE 17 – 2014 FOCUS]

2014 IS ABOUT DELIVERING A STEP CHANGE IN FINANCIAL PERFORMANCE WITH 2013 EBITDA OF $37MM GOING TO $60-$70MM IN 2014.

PERHAPS MOST IMPORTANT AND WHAT WILL DEFINE SUCCESS IN 2014 FOR WAUSAU PAPER WILL BE ACHIEVING A PERFORMANCE LEVEL IN THE FOURTH QUARTER OF EBITDA IN THE $20-$24MM RANGE.

OUR FOCUS WILL BE ON DELIVERING VOLUME GROWTH OF 6% AT TARGETED MARGINS; WITH GROWTH IN OUR STRATEGIC PRODUCT CATEGORIES THE DRIVER.

WE WILL CONTINUE TO RAMP UP OUR OPERATIONS PLATFORM ACROSS BOTH OUR PAPERMAKING AND CONVERTING ASSETS AND ARE TRENDING NICELY BASED ON FOURTH QUARTER PERFORMANCE LEVELS.

AS WE MOVE THROUGH 2014 THE COMPANY WILL DEMONSTRATE INCREASING FREE CASH FLOW GROWTH PARTICULALRY AS WE MOVE INTO THE SECOND HALF OF THE YEAR.

AND THE COMPANY IS COMMITTED TO INCREASING THE RETURN OF CASH TO OUR SHAREHOLDERS AS WE DELIVER GROWTH.

[ADVANCE TO SLIDE 18 – CONTINUING TO RAMP UP A POWERFUL OPERATIONS PLATFORM]

OUR NEW ATMOS MACHINE IS A FLEXIBLE TOWEL AND TISSUE ASSET PRODUCING HIGH QUALITY CONVENTIONAL AND PREMIUM BASE SHEETS.

WE ARE ACHIEVING THE EXPECTED COST STRUCTURE AND ARE WHERE WE EXPECTED TO BE ON THE STARTUP CURVE.   THERE IS A STRONG INTERDEPENDENCE BETWEEN GROWTH IN OUR PREMIUM PRODUCTS AND REALIZING THE FULL BENEFIT OF OUR INVESTMENT IN THE NEW PAPER MACHINE THAT WE EXPECT TO BE A KEY ELEMENT OF IMPROVEMENT IN 2014.

OUR CONVERTING OPERATIONS CONTINUE TO MOVE UP THE LEARNING CURVE ON NEW PAPER BASE SHEETS AND PRODUCTS.  WE HAVE INTRODUCED TREMENDOUS CHANGE IN OUR CONVERTING OPERATIONS WHERE WE ARE PRODUCING NEW PRODUCTS; WITH NEW BASE SHEETS; ON NEW EQUIPMENT; AND WITH MANY NEW PEOPLE. WE ARE PROGRESSING RAPIDLY.

OUR OPERATIONS ARE DELIVERING EXCELLENT QUALITY PRODUCTS WHICH IS REFLECTED IN THE MARKET ACCEPTANCE OF OUR DUBLNATURE BRANDS; THIS HAS EXTENDED INTO OUR ECOSOFT BRAND.

THE TRIALS OF ARTISAN HAVE MADE GOOD PROGRESS AND IN FACT WE ARE NOW IN THE PROCESS OF BUILDING INVENTORY TO SUPPORT THE LAUNCH. WE ARE BEGINNNG TO TRULY DEMONSTRATE THE FLEXIBILITY AND CAPABILITY OF OUR NEW ASSETS.

[ADVANCE TO SLIDE 19 – CONTINUING TO BUILD MOMENTUM IN NEW PRODUCT INTRODUCTIONS]

WE BUILT SIGNIFICANT GROWTH MOMENTUM IN THE SECOND HALF OF 2013 WITH THE SUCCESSFUL LAUNCH OF OVER TWENTY NEW PREMIUM PRODUCTS IN OUR DUBLNATURE BRAND;  WE ALSO SAW CONTINUED MOMENTUM THROUGHOUT THE YEAR FROM THE SUCCESSFUL REPOSITIONING IN TERMS OF BOTH COST AND QUALITY OF OUR ECOSOFT BRAND IN 2012.

WE EXPECT 2014 TO BE EQUALLY EXCITING WITH THE INTRODUCTION OF FOUR NEW DUBLNATURE FACIAL AND OPTICORE TISSUE PRODUCTS; EIGHT NEW ARTISAN TOWEL PRODUCTS. A NEW HIGH CAPACITY TOWEL DISPENSER CALLED “ALLIANCE”; AND A NEW

HIGH CAPACITY BATH TISSUE DISPENSER FOR OUR OPTICORE TISSUE PRODUCTS.

[ADVANCE TO SLIDE 20 – SUMMARY]

IN SUMMARY, LET ME SAY THAT, AS A COMPANY 100% FOCUSED ON TISSUE WE ARE NOW UNIQUELY POSITIONED TO GROW AND DELIVER VALUE.

WE ARE EXECUTING A HIGHLY DIFFERENTIATED STRATEGY IN THE AWAY FROM HOME MARKET THAT WE EXPECT WILL CONTINUE TO DELIVER ABOVE MARKET GROWTH RATES AND LEADING MARGINS.

WE ARE COMMITTED TO RETURNING CASH TO OUR SHAREHOLDERS OVER TIME.

AS WE ENTER YEAR TWO OF OUR STRATEGY TO BUILD VALUE FOR OUR SHAREHOLDERS, WE HAVE MADE SIGNIFICANT PROGRESS IN 2013 WITH MUCH MORE TO COME IN 2014 AND BEYOND.

WE ARE EXCITED ABOUT OUR FUTURE AND THANK YOU VERY MUCH FOR YOUR SUPPORT.

I WILL NOW TURN THIS CALL OVER FOR Q&A.

PERRY.

[ADVANCE TO SLIDE 21 – Q & A]

PERRY

THANK YOU HANK, SHERRI….

THAT CONCLUDES THE FORMAL COMMENT PORTION OF TODAY’S CALL.

____________ (OPERATOR) – WILL YOU POLL FOR ANY QUESTIONS, PLEASE.

OPERATOR REMARKS.

PERRY

THANK YOU, _____________  (OPERATOR)

WE APPRECIATE YOUR TAKING PART IN TODAY’S DISCUSSION AND YOUR INTEREST IN WAUSAU PAPER.

THANK YOU.

___________? [OPERATOR REMARKS]

# END OF CALL #